Exhibit 99.1

For release: November 2, 2005, 6:00 am EST	Contact:	Mark Rittenbaum
503-684-7000
Greenbrier reports record results for fiscal 2005: EPS is $1.92 on revenues of over $1 billion; fourth quarter EPS is $.68 on revenues of $265 million
     Lake Oswego, Oregon, November 2, 2005 — The Greenbrier Companies [NYSE:GBX] today reported results for its fiscal fourth quarter and fiscal year ended August 31, 2005.
     Highlights
     Financial Performance:
     For its fiscal fourth quarter, the Company reported:
•	Net earnings were $10.6 million, or $.68 per diluted share — up 33% from the $8.0 million, or $.52 per diluted share in the fourth quarter of fiscal 2004.

•	Revenues grew by 31% to $265 million, compared with $202 million in the fourth quarter of fiscal 2004.

•	New railcar deliveries were 3,300 units, compared with 3,000 units in the prior year’s fourth quarter.
     For the full fiscal 2005, the Company reported:
•	Net earnings were a record $29.8 million, or $1.92 per diluted share, up 43% from $20.8 million or $1.37 per diluted share in fiscal 2004.

•	Revenues grew to a record $1 billion, up 40% from $729 million in fiscal 2004.

•	New railcar deliveries were a record 13,200 units, compared with 10,800 units in fiscal 2004.

•	New railcar manufacturing backlog in North America and Europe was 9,600 units valued at $550 million on August 31, 2005, compared with 13,100 units at $760 million at August 31, 2004, and 10,700 units at $580 million at August 31, 2003.

•	The Company increased the payment of its quarterly dividend to $.08 per share during the year.

•	EBITDA for fiscal 2005 was $88 million, compared to $62 million in 2004.
     Strategic Accomplishments:
•	During 2005, the Company increased the public float in its stock and simplified its capital structure. This objective was achieved through a secondary stock offering, issuance of $175 million of senior unsecured notes, and a new $150 million revolving credit facility.

•	Greenbrier acquired the remaining 50% interest in its joint venture to build freight cars in Sahagun Mexico and took over day-to-day management of the operations. The financial performance of this operation has improved dramatically under Greenbrier’s control.

•	The Company expanded global supply chain initiatives through a strategic alliance with Zhuzhou Rolling Stock Works (ZRSW), part of China South Rail, the largest freight car manufacturer in China. Through ZRSW and other global suppliers, the Company continues to drive down its manufacturing costs, increase throughput, and identify commercial collaboration opportunities in China and elsewhere.

•	Greenbrier entered into an agreement with Babcock & Brown Rail Management LLC (“BBRM”) to jointly acquire and lease railcars for the North American market. To date, nearly 4,000 railcars have been ordered. We, along with BBRM, currently intend to sell the railcars to investors through an investment vehicle, maintain a minority interest in the investment, and to manage the railcars for these investors.
     Enhanced Corporate Governance:
•	The Company met its goal of having a majority of independent Board members well before the statutory requirement of December 31, 2005. Ambassador Charles Swindells was added to the Board as an independent director. Five of the eight Board members are independent under the definition of the New York Stock Exchange.
            Fourth-quarter and fiscal 2005 results were driven by higher production rates, the acquisition of the remaining 50% interest in the Company’s Mexican manufacturing operations, coupled with higher lease fleet utilization and margins.
            William A. Furman, president and chief executive officer, said, “Fiscal 2005 was a very successful year for the Company, marked by numerous financial, strategic and corporate governance accomplishments. Our backlog coupled with railroad industry fundamentals provides good financial visibility for 2006 and into 2007.”
            Furman added, “Our strong balance sheet and liquidity position continue to position the Company to capitalize on future opportunities for growth, both organically and through acquisitions.”
            The Greenbrier Companies (www.gbrx.com), headquartered in Lake Oswego, OR, is a leading supplier of transportation equipment and services to the railroad industry. In addition to building new railroad freight cars in the U.S., Canada, and Mexico and to repairing and refurbishing freight cars and wheels at 17 locations across North America, Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through both its operations in Poland and various subcontractor facilities throughout Europe. Greenbrier owns approximately 10,000 railcars, and performs management services for approximately 129,000 railcars.
            “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements. Greenbrier uses words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, actual future costs and the availability of materials and a trained workforce; steel price increases and scrap surcharges; changes in product mix and the mix between manufacturing and leasing & services segment; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment; all as may be discussed in more detail under the heading “Forward Looking Statements” on pages 3 through 4 of Part I of our Annual Report on Form 10-K for the fiscal year ended August 31, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.
            The Greenbrier Companies will host a teleconference to discuss fourth quarter and fiscal year end results. Teleconference details are as follows:
Wednesday, November 2, 2005
8:00 am Pacific Standard Time
Phone #: 630-395-0143, Password: “Greenbrier”
Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)
Please access the site 10 minutes prior to the start time. Following the call, a replay will be available on the same site.

THE GREENBRIER COMPANIES, INC.
Condensed Consolidated Balance Sheets
August 31,

(In thousands, except per share amounts)
Assets	2005	2004
Cash and cash equivalents	$73,204	$12,110
Restricted cash	93	1,085
Accounts and notes receivable	122,957	120,007
Inventories	121,698	92,969
Railcars held for sale	59,421	20,153
Investment in direct finance leases	9,974	21,244
Equipment on operating leases	183,155	162,258
Property, plant and equipment	73,203	56,415
Other	27,502	22,512

	$671,207	$508,753

Liabilities and Stockholders’ Equity
Revolving notes	$12,453	$8,947
Accounts payable and accrued liabilities	195,258	178,550
Participation	21,900	37,107
Deferred income tax	31,629	26,109
Deferred revenue	6,910	2,550
Notes payable	214,635	97,513

Subordinated debt	8,617	14,942

Subsidiary shares subject to mandatory redemption	3,746	3,746

Stockholders’ equity	176,059	139,289

	$671,207	$508,753

THE GREENBRIER COMPANIES, INC.
Consolidated Statements of Operations
Years ended August 31,

(In thousands, except per share amounts)	2005	2004	2003
Revenue
Manufacturing	$941,161	$653,234	$461,882
Leasing & services	83,061	76,217	70,443

	1,024,222	729,451	532,325

Cost of revenue
Manufacturing	857,950	595,026	424,378
Leasing & services	41,099	42,241	43,609

	899,049	637,267	467,987

Margin	125,173	92,184	64,338

Other costs
Selling and administrative expense	57,425	48,288	39,962
Interest and foreign exchange	14,835	11,468	13,618
Special charges	2,913	1,234	—

	75,173	60,990	53,580
Earnings before income tax and equity in unconsolidated subsidiaries	50,000	31,194	10,758
Income tax expense	(19,911)	(9,119)	(4,543)

Earnings before equity in unconsolidated subsidiaries	30,089	22,075	6,215
Equity in loss of unconsolidated subsidiaries	(267)	(2,036)	(1,898)

Earnings from continuing operations	29,822	20,039	4,317

Earnings from discontinued operations (net of tax)	—	739	—

Net earnings	$29,822	$20,778	$4,317

Basic earnings per common share:
Continuing operations	$1.99	$1.38	$0.31
Discontinued operations	—	0.05	—

	$1.99	$1.43	$0.31

Diluted earnings per common share:
Continuing operations	$1.92	$1.32	$0.30
Discontinued operations	—	0.05	—

	$1.92	$1.37	$0.30

Weighted average common shares:
Basic	15,000	14,569	14,138
Diluted	15,560	15,199	14,325
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THE GREENBRIER COMPANIES, INC.
Condensed Consolidated Statements of Cash Flows
Years ended August 31,

(In thousands)	2005	2004	2003
Cash flows from operating activities:
Net earnings	$29,822	$20,778	$4,317
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Earnings from discontinued operations	—	(739)	—
Deferred income taxes	5,807	9,646	2,620
Tax benefit of stock options exercised	2,393	—	—
Depreciation and amortization	22,939	20,840	18,711
Gain on sales of equipment	(6,797)	(629)	(454)
Special charges	—	1,234	—
Other	651	1,332	661
Decrease (increase) in assets:
Accounts and notes receivable	(32,328)	(37,786)	(24,786)
Inventories	15,403	(22,355)	(10,275)
Railcars held for sale	(38,495)	14,097	3,377
Other	(10,415)	2,940	1,148
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	3	30,956	30,843
Participation	(15,207)	(18,794)	(5,094)
Deferred revenue	4,285	(37,495)	6,371

Net cash provided by (used in) operating activities	(21,939)	(15,975)	27,439

Cash flows from investing activities:
Principal payments received under direct finance leases	5,733	9,461	14,294
Proceeds from sales of equipment	32,528	16,217	23,954
Investment in and advances to unconsolidated subsidiaries	92	(2,240)	(3,126)
Acquisition of joint venture interest	8,435	—	—
Decrease (increase) in restricted cash	1,007	4,757	(5,300)
Capital expenditures	(69,123)	(42,959)	(11,895)

Net cash provided by (used in) investing activities	(21,328)	(14,764)	17,927

Cash flows from financing activities:
Changes in revolving notes	2,514	(14,030)	(5,754)
Proceeds from notes payable	175,000	—	6,348
Repayments of notes payable	(67,691)	(21,539)	(34,058)
Repayment of subordinated debt	(6,325)	(5,979)	(6,148)
Dividends	(3,889)	(889)	—
Net proceeds from equity offering	127,462	—	—
Repurchase and retirement of stock	(127,538)	—	—
Stock options exercised and restricted stock awards	3,286	6,093	1,797
Purchase subsidiary’s shares subject to mandatory redemption	—	(1,277)	—

Net cash provided by (used in) financing activities	102,819	(37,621)	(37,815)

Effect of exchange rate changes	1,542	3,172	2,151
Increase (decrease) in cash and cash equivalents	61,094	(65,188)	9,702
Cash and cash equivalents
Beginning of period	12,110	77,298	67,596

End of period	$73,204	$12,110	$77,298

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THE GREENBRIER COMPANIES, INC.
Supplemental Disclosure
Reconciliation of Net Cash Provided by (used in) Operating Activities to EBITDA
(In thousands, unaudited)

	August 31,
	2005	2004	2003
Net cash (used in) provided by operating activities	$(21,939)	$(15,975)	$27,439
Earnings from discontinued operations	—	739	—
Changes in working capital	76,754	68,437	(1,584)
Special charges	—	(1,234)	—
Deferred income taxes	(5,807)	(9,646)	(2,620)
Tax benefit of stock options exercised	(2,393)	—	—
Gain on sales of equipment	6,797	629	454
Other	(651)	(1,332)	(661)
Income tax expense	19,911	9,119	4,543
Interest and foreign currency	14,835	11,468	13,618

EBITDA from continuing operations	$87,507	$62,205	$41,189

1 “EBITDA” (earnings from continuing operations before interest, taxes, depreciation and amortization) is a useful liquidity measurement tool commonly used by rail supply companies and Greenbrier. It should not be considered in isolation or as a substitute for cash flows from operating activities or cash flow statement data prepared in accordance with generally accepted accounting principles.
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Supplemental Information
Quarterly Results of Operations (Unaudited)
     Operating results by quarter for 2005 are as follows:
(In thousands, except per share amounts)

	First	Second	Third	Fourth	Total
2005
Revenue
Manufacturing	$200,397	$233,808	$266,090	$240,866	$941,161
Leasing & services	17,651	21,105	19,944	24,361	83,061

	218,048	254,913	286,034	265,227	1,024,222

Cost of revenue
Manufacturing	182,862	217,796	241,491	215,801	857,950
Leasing & services	10,380	10,570	9,561	10,588	41,099

	193,242	228,366	251,052	226,389	899,049

Margin	24,806	26,547	34,982	38,838	125,173

Other costs
Selling and administrative expense	12,072	14,044	15,276	16,033	57,425
Interest and foreign exchange	3,059	4,295	2,285	5,196	14,835
Special charges	—	—	2,913	—	2,913

	15,131	18,339	20,474	21,229	75,173

Earnings before income tax and equity in unconsolidated subsidiaries	9,675	8,208	14,508	17,609	50,000

Income tax benefit (expense)	(3,554)	(3,397)	(5,881)	(7,079)	(19,911)
Equity in (loss) earnings of unconsolidated subsidiaries	(731)	(9)	417	56	(267)

Net earnings	$5,390	$4,802	$9,044	$10,586	$29,822

Basic earnings per common share	$.36	$.32	$.60	$.71	$1.99
Diluted earnings per common share	$.35	$.31	$.58	$.68	$1.92
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Quarterly Results of Operations (Unaudited)
     Operating results by quarter for 2004 are as follows:
(In thousands, except per share amounts)

	First	Second	Third	Fourth	Total
2004
Revenue
Manufacturing	$117,303	$148,725	$207,136	$180,070	$653,234
Leasing & services	17,896	17,836	18,157	22,328	76,217

	135,199	166,561	225,293	202,398	729,451

Cost of revenue
Manufacturing	104,589	138,993	189,275	162,169	595,026
Leasing & services	10,837	10,404	10,301	10,699	42,241

	115,426	149,397	199,576	172,868	637,267

Margin	19,773	17,164	25,717	29,530	92,184

Other costs
Selling and administrative expense	10,060	10,924	12,352	14,952	48,288
Interest expense	2,601	2,604	2,932	3,331	11,468
Special charges	—	1,234	—	—	1,234
	12,661	14,762	15,284	18,283	60,990

Earnings before income tax, minority interest, and equity in unconsolidated subsidiaries	7,112	2,402	10,433	11,247	31,194
Income tax benefit (expense)	(2,639)	1,309	(4,116)	(3,673)	(9,119)
Equity in loss of unconsolidated subsidiaries	(318)	(1,474)	58	(302)	(2,036)

Net earnings from continuing operations	4,155	2,237	6,375	7,272	20,039
Earnings from discontinued operations	—	—	—	739	739

Net earnings	$4,155	$2,237	$6,375	$8,011	$20,778

Basic earnings per common share:
Continuing operations	$.29	$.15	$.44	$.50	$1.38
Net earnings	$.29	$.15	$.44	$.55	$1.43
Diluted earnings per common share:
Continuing operations	$.28	$.15	$.42	$.47	$1.32
Net earnings	$.28	$.15	$.42	$.52	$1.37